UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

CBOE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-140574	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 5, 2010, Chicago Board Options Exchange, Incorporated (“CBOE”) entered into Amendment No. 11 ( “Amendment No. 11”), dated as of April 29, 2010, with Standard & Poor’s Financial Services LLC (“S&P”), a Delaware limited liability company.  Amendment No. 11 amends the Restated License Agreement between S&P and CBOE, effective as of November 1, 1994 and as subsequently amended (the “License Agreement”), to expressly include any Affiliate of CBOE (as defined in Amendment No. 11) within the license granted by S&P to CBOE to use the S&P Indexes in the License Agreement.   The term “Affiliate” is defined to mean the separate securities exchange currently referred to by CBOE as “C2 Options Exchange, Incorporated” (“C2”) for so long as C2 is controlled by, is under common control with or controls CBOE; provided, however, that if any single third party (other than an entity that controls CBOE or is controlled by or under common control with CBOE) acquires possession of more than twenty percent (20%) of the voting securities of C2, C2 will continue to be deemed an Affiliate of CBOE for purposes of this Agreement only if S&P consents in writing thereto, such consent not to be unreasonably withheld.  For purposes of this definition, the term “control” and the related terms “controlled by” and “under common control with” mean the possession by one entity, directly or indirectly, of fifty percent (50%) or more of the voting securities of another entity.

A copy of Amendment No. 11 is filed as Exhibit 99.1 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions

None.

(d) Exhibits

10            Amendment No. 11 to License Agreement, dated as of April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Alan J. Dean
Alan J. Dean
Executive Vice President and Chief Financial Officer

Dated: May 10, 2010

CBOE Holdings, Inc.

Current Report on Form 8-K

Exhibit Index

Exhibit Number	Description
10	Amendment No. 11 to License Agreement, dated as of April 29, 2010